CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-2 of our report dated March 1, 2024, relating to the financial statements of Denali Structured Return Strategy Fund as of January 25, 2024, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/
COHEN & COMPANY, LTD.
Cleveland, Ohio
March 1, 2024